Exhibit 5.1

Cahill Gordon & Reindel llp
32 Old Slip
New York, NY 10005

DANIEL R. ANDERSON

HELENE R. BANKS

ANIRUDH BANSAL

LANDIS C. BEST

CHRISTOPHER BEVAN

BROCKTON B. BOSSON

JONATHAN BROWNSON *

DONNA M. BRYAN

EMEKA C. CHINWUBA

JOYDEEP CHOUDHURI *

JAMES J. CLARK

CHRISTOPHER W. CLEMENT

AYANO K. CREED

PRUE CRIDDLE ±

SEAN M. DAVIS

STUART G. DOWNING

ADAM M. DWORKIN

ANASTASIA EFIMOVA

SAMSON A. ENZER

GERALD J. FLATTMANN JR.

HELENA S. FRANCESCHI

JOAN MURTAGH FRANKEL

JONATHAN J. FRANKEL

SESI GARIMELLA

ARIEL GOLDMAN

PATRICK GORDON

JASON M. HALL

STEPHEN HARPER

WILLIAM M. HARTNETT

CRAIG M. HOROWITZ

TIMOTHY B. HOWELL

DAVID G. JANUSZEWSKI

JAKE KEAVENY

BRIAN S. KELLEHER

RICHARD KELLY

CHÉRIE R. KISER ‡

JOEL KURTZBERG

TED B. LACEY

ALIZA R. LEVINE

JOEL H. LEVITIN

GEOFFREY E. LIEBMANN

MARK LOFTUS

TELEPHONE: (212) 701-3000
WWW.CAHILL.COM
___________

1990 K STREET, N.W.
WASHINGTON, DC 20006-1181
(202) 862-8900

CAHILL GORDON & REINDEL (UK) LLP
20 FENCHURCH STREET
LONDON EC3M 3BY
+44 (0) 20 7920 9800
___________

WRITER’S DIRECT NUMBER

JOHN MacGREGOR

BRIAN T. MARKLEY

MEGHAN N. McDERMOTT

WILLIAM J. MILLER

EDWARD N. MOSS

JOEL MOSS

NOAH B. NEWITZ

WARREN NEWTON §

DAVID R. OWEN

JOHN PAPACHRISTOS

LUIS R. PENALVER

SHEILA C. RAMESH

MICHAEL W. REDDY

OLEG REZZY

THOMAS ROCHER *

THORN ROSENTHAL

TAMMY L. ROY

JONATHAN A. SCHAFFZIN

ANDREW SCHWARTZ

DARREN SILVER

JOSIAH M. SLOTNICK

RICHARD A. STIEGLITZ JR.

SUSANNA M. SUH

ANTHONY K. TAMA

JOHN A. TRIPODORO

HERBERT S. WASHER

FRANK WEIGAND

MICHAEL B. WEISS

DAVID WISHENGRAD

C. ANTHONY WOLFE

ELIZABETH M. YAHL

    * ADMITTED AS A SOLICITOR IN
ENGLAND AND WALES ONLY

   ± ADMITTED AS A SOLICITOR IN
WESTERN AUSTRALIA ONLY

   ‡ ADMITTED IN DC ONLY

   § ADMITTED AS AN ATTORNEY
IN THE REPUBLIC OF SOUTH AFRICA
ONLY

December 14, 2023

1-800-Flowers.com, Inc.
Two Jericho Plaza
Jericho, New York 11753

Re:         S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to 1-800-Flowers.com, Inc., a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) registering under the Securities Act of 1933, as amended, (the “Act”) 4,000,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), to be issued pursuant to the Company’s 2003 Long Term Incentive and Share Award Plan (as amended and restated as of October 15, 2020, and amended as of October 3, 2023) (the “Plan”).

We have examined copies of such corporate records and made such inquiries as we have deemed necessary for purposes of rendering the opinion set forth below.

Based upon the foregoing, in our opinion, the shares of the Common Stock to be issued by the Company when issued in the manner contemplated by the Plan will be legally issued, fully paid and non-assessable.

In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Cahill Gordon & Reindel llp